UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2004

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreements.

On September 3, 2004, we entered into an agreement with David Grizzle, then our Senior Vice President Marketing Strategy and Corporate Development, amending his employment agreement to grant Mr. Grizzle a temporary leave of absence from employment with us in order to perform services for the government of the United States in Afghanistan (the "LOA"). During the LOA, Mr. Grizzle will continue to be considered our employee, but has resigned as an officer of the company and will not accrue service credit under the company's pension plan or his supplemental executive retirement plan. In addition, Mr. Grizzle forfeited certain awards under the company's Long Term Incentive and RSU Program and his participation in certain other incentive compensation programs will be suspended during the term of the LOA. The LOA was granted through December 31, 2005. Upon expiration of the LOA, Mr. Grizzle will be offered a position as a senior vice president of the company, with responsibilities to be determined at that time and at a salary equal to his salary when he started the LOA, less any reductions in base salary generally taken by senior officers of the company during the LOA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

September 10, 2004	By /s/ Jennifer L. Vogel
Jennifer L. Vogel
Senior Vice President, General Counsel and Secretary